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                                                                 EXHIBIT 10.34.3

                                 AMENDMENT III

   Amendment to the Facility Set-Up and Contract Manufacturing Agreement and
                               License Agreement

                                    between

                         RADIANCE MEDICAL SYSTEMS INC.
                                hereafter "RMS"
                   located at 13700 Alton Parkway, Suite 180,
                          in Irvine, California, 92618

                                      and

                BEBIG ISOTOPENTECHNIK AND UMWELTDIAGNOSTIK GmbH,
                               hereafter "BEBIG"
                       located at Robert-Rossie-Str. 10,
                            in 13125 Berlin, Germany

BACKGROUND TO AMENDMENT

RMS and BEBIG have signed a FACILITY SET-UP AND CONTRACT MANUFACTURING AGREEMENT including the ADDENDUM TO FACILITY SET-UP AND CONTRACT MANUFACTURING AGREEMENT and a LICENSE AGREEMENT (collectively referred to as "the Agreements"), both amended by the AMENDMENT TO THE FACILITY SET-UP AND CONTRACT MANUFACTURING AGREEMENT AND THE LICENSE AGREEMENT (referred to as "Amendment 1").

RMS wants BEBIG to provide additional services for the radioactive balloon catheter. BEBIG intends to install and perform these services. Therefore, both parties desire to amend the Agreements and Amendment 1.

On these premises the parties agree as follows:

1.  CONTRACT MANUFACTURING, PRODUCTION CAPACITY AND SERVICES

    BEBIG will provide additional services and materials to RMS for the radioactive balloon catheter. All services are described in detail in Appendix A. All costs related to the materials and services described in Appendix A shall be covered by BEBIG.

    Bebig will provide production capacity according to the following schedule:

                                  PRODUCTION CAPACITY
    TIME PERIOD                       PER MONTH
    -----------                   -------------------
       April - June 2001                   40
     July - September 2001                124
    October - December 2001               275
     January - March 2002                 800

    BEBIG will receive from RMS, 3 months prior to each quarter, an updated build plan forecast on a rolling basis giving the production capacity needed. All exceeding amount with respect to above mentioned schedule will be considered on a best effort basis.



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2.   COMPENSATIONS

a)   RETAINER

     RMS and BEBIG agree that as a compensation for maintaining the production of radioactive balloon catheters, RMS shall pay a fixed price of US $20,000 per month as a retainer. RMS shall pay such retainer for each month after Delivery of First Product, but not later than April 2001. Payment shall be due on the 5th of each calendar month.

b)   PRICE PER CATHETER

     i) RMS will pay to BEBIG the following prices for each unit of product depending on the number of ordered and manufactured products per month:

                ORDERED AND MANUFACTURED                PRICE PER CATHETER
                  CATHETERS PER MONTH                          US$
          ----------------------------------------------------------------
                           1-40                                380
          ----------------------------------------------------------------
          Each additional unit to maximum of 120               375
          ----------------------------------------------------------------
          Each additional unit to maximum of 280               350
          ----------------------------------------------------------------
          Each additional unit to maximum of 800               306
          ----------------------------------------------------------------

     ii) The price includes the process fee of US$ 80 from sec 6.d of the FACILITY SET-UP AND CONTRACT MANUFACTURING AGREEMENT and shall be due within 7 days after the end of the month in which the product was manufactured. Prices quoted without taxes if any and Ex Works Berlin.

     iii) In the event of an increase in the production cost, BEBIG may add to the above mentioned prices possible increases in material and production costs provided these increases exceed 10% in each contract year. BEBIG shall provide RMS two months in advance with evidence of such price increases and the impact of it on the cost of the product, which RMS will not unreasonable refuse.

3.   FORECAST AND BINDING ORDER

     a) BEBIG will receive from RMS, 4 weeks prior to the date of manufacture, a non-binding supply requirement forecast on a rolling basis giving the amount of catheters needed.

     b) BEBIG will receive from RMS, 2 weeks prior to the date of manufacture, a firm order. The firm order shall not exceed the production capacity as indicated in sec. 1 and the forecast. All exceeding amount will be considered on a best effort basis.

4.   LICENSE FEE OFFSETS

     Payments of sec 2, in this Amendment III shall not be subject to offsetting of the license fee or royalties as provided by sec 4, License Agreement.

5.   MISCELLANEOUS

     a) The terms of this Amendment III shall be for a period of one (1) year from 1 April 2001. This Amendment III will automatically be extended for one (1) year on the basis of the numbers of the last quarter of the contract year unless a written cancellation is given by either party at least two (2) months in advance of a renewal date.


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b)   Except as specifically modified by this amendment, all terms and conditions of the Agreements and conditions shall continue unchanged.




Date:  2/12/01                                    Date:  2/02/01

/s/ DR. ANDRE HESS                                /s/ JOSEPH A. BISHOP
---------------------------                       ------------------------------
BEBIG GmbH                                        Radiance Medical Systems, Inc.



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                                   APPENDIX A

SERVICES PROVIDED BY BEBIG

BEBIG will provide the following services for RMS:

1. RAW MATERIAL SUPPLY
   - Provision of a sufficient stock of P-32 at its facility
   - Procurement of auxiliary material for the chemical process
   This does not include the foils themselves.

2. PACKAGING
   Provision of packaging materials including:
   - pouch
   - white chipboard box
   - outer shipping carton
   - insert for shipping carton
   - filler
   This does not include tray and lids of the catheter package.

3. STERILIZATION
   Gamma sterilization of 25 kGy will be performed. The costs for the sterilization and for the transportation of the goods from our facilities to the sterilizer and back are included for the following volume:

   Up to 50 catheters/week       1 sterilization/week
   51 to 100 catheters/week      2 sterilizations/week
   101 to 200 catheters/week     3 sterilizations/week

   Requests for additional sterilizations per week will be arranged, but additional costs will be done by RMS. Costs for any additional or re-validations of the sterilization process are not included.

4. LABELING
   Compiling and printing all labels.
   The costs for the label material are not included.

5. QUALITY CONTROL
   - QA according to RMS requirements
   - quarterly environmental monitoring
   - radio safety control
   This does not include any costs for additional or re-validations.

6. LOGISTICS SUPPORT
   - handling and storage of all deliveries
   - arranging of all shipments
   - maintaining a shipment tracking system

7. COMPLAINT HANDLING
   - providing information of the particular product
   - handling returned products
   - testing returned products and generating a report
   - disposal of returned products

8. WASTE DISPOSAL
   Costs for handling and disposal of residual raw material and other radioactive waste is included.


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